UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    August 31, 2011

China CGame, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Research Building, No.801 Wuzhong Road, Changzhou Science and Education Industrial Park Wujin District, Changzhou, Jiangsu, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-519-86339908

China Architectural Engineering, Inc.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 26, 2011, China CGame, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that for 30 consecutive business days the Company’s common stock did not maintain a minimum bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by NASDAQ Listing Rule 5450(a)(1).

The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Global Market. Under the NASDAQ Listing Rules, if during the 180 calendar days following August 26, 2011, which ends on Feburary 22, 2012, the closing bid price of the Company’s common stock is at or above $1.00 per share for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Requirement and the matter will be closed.

If the Company does not regain compliance with the Minimum Bid Price Requirement by Feburary22, 2012, NASDAQ will provide written notification to the Company that its common stock is subject to delisting.  At such time, the Company may be eligible for an additional grace period to meet the Minimum Bid Price Requirement if the Company meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market and if the Company submits an application to transfer its securities to The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2011	CHINA CGAME, INC.

	By:	/s/ Zhixin (Steven) Xing
Name: Zhixin (Steven) Xing
Title: Chief Executive Officer